UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2013

MOBILE MINI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12804	86-0748362
(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

(480) 894-6311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 8, 2013, Mobile Mini, Inc. (the “Company”) issued a news release announcing its financial results for the quarter ended September 30, 2013. A copy of the news release is furnished as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On November 8, 2013, the Company also issued a news release announcing (i) the initiation of a quarterly dividend and (ii) a $125 million share repurchase program:

Dividend

The Company’s Board of Directors declared a $0.17 per share quarterly cash dividend on its common stock. This dividend will be payable on March 20, 2014 to shareholders of record on March 6, 2014.

Share Repurchase Program

The Company’s Board of Directors has also authorized the repurchase of up to $125 million of the Company’s outstanding shares of common stock from time to time in private or open market transactions.

A copy of the news release is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Registrant’s news release, dated November 8, 2013 announcing its financial results.

99.2	Registrant’s news release, dated November 8, 2013 with respect to a dividend and share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: November 8, 2013	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel